UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2010

FIRST WEST VIRGINIA BANCORP, INC.

(Exact name of registrant as specified in its charter)

West Virginia	1-13652	55-6051901
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Warwood Avenue , Wheeling, West Virginia		26003
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (304) 242-3770

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of Two New Directors

On August 25, 2010, the Board of Directors of First West Virginia Bancorp, Inc. (the “Company”) appointed Francie P. Reppy and Brad D. Winwood to serve as members of the Board of Directors.

As provided in (i) Article VI of its Amended and Restated Articles of Incorporation dated as of April 14, 1994 (the “Articles”) and (ii) Article IV of its Amended and Restated Bylaws, dated as of November 14, 1995 (the “Bylaws”), the Company is required to have a staggered Board of Directors consisting of three classes of three directors each. Class I and Class III each have three (3) directors. However, in July, 2008 a vacancy occurred in Class II as a result of the death of a director and another vacancy occurred in 2009 when a director failed to stand for re-election at the 2009 Annual Meeting of Shareholders. These vacancies resulted in an uneven distribution of board members among the three classes. In addition, Section 8.02(d) of the NYSE AMEX Company Guide, requires that, for a company with a charter that provides for a staggered board, the classes of directors should be of approximately equal size.

In order to comply with the Articles, the Bylaws and Section 8.02(d) of the NYSE AMEX Company Guide, the Board of Directors appointed Ms. Reppy and Mr. Winwood to fill the vacancies in Class II. The term for each of Ms. Reppy and Mr. Winwood will expire at the next annual meeting of the Company’s shareholders when individuals will be elected to fill the remainder of the vacant terms for the two Class II Directors.

Ms. Reppy has served as the Company’s Executive Vice President, Chief Administrative Officer, Chief Financial Officer and Treasurer since 2005. Ms. Reppy served the Company in the following capacities on the dates indicated: Executive Vice President, Chief Financial Officer and Treasurer from 2004-2005; Senior Vice President and Chief Financial Officer from 2000-2004; and Controller from 1992-2000. Ms. Reppy has served as the Executive Vice President, Chief Administrative Officer, Chief Financial Officer and Cashier of Progressive Bank, N.A., the Company’s national banking subsidiary, since 2005, and has served Progressive Bank, N.A. in the following capacities on the dates indicated: Senior Vice President, Chief Financial Officer and Cashier from 2004-2005; Senior Vice President and Chief Financial Officer from 2000-2004; and Controller from 1992-2000.

Mr. Winwood has served as the Company’s Vice President, Chief Operating Officer, and Investment Officer since April, 2010. Mr. Winwood served as the Company’s Vice President from 1996-April, 2010. Mr. Winwood served Progressive Bank, N.A. in the following capacities on the dates indicated: Senior Vice President/Chief Operating Officer and Investment Officer since April, 2010; Senior Vice President, Senior Accounting Officer, Operations Officer and Investment Officer from 2007 to April, 2010; Senior Vice President, Senior Accounting Officer and Investment Officer from 2005-2007; Vice President and Senior Accounting Officer from 2003-2005 and Vice President from 1993-2003.

There are no arrangements or understandings with Ms. Reppy or Mr. Winwood and any other persons pursuant to which they were selected as directors.

At this time, Ms. Reppy and Mr. Winwood have not been named to serve on any committees of the Board of Directors and it is not expected that they will be named to serve on any committees of the Board.

There are no transactions between the Company and Ms. Reppy or Mr. Winwood that that would require disclosure under Item 404(a) of Regulation S-K and the Company has not entered into any plan, contract or arrangement with either Ms. Reppy or Mr. Winwood.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

FIRST WEST VIRGINIA BANCORP, INC.
(Registrant)

/S/ S.J. DLESK
S.J. Dlesk
President and Chief Executive Officer

Date: August 30, 2010

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